Webb & Company, P.A.
Certified Pubic Accountants



INDEPENDENT AUDITORS' CONSENT


We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated July 14, 2003 relating to the financial statements of Atlantic Security Limited.

We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.


/s/ Webb & Comppany, P.A.
-------------------------
Webb & Company, P.A.

Boynton Beach, Florida
April 21, 2004